 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2000
                                                       REGISTRATION NO. 333-
=============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                           ____________________
                                 FORM S-3
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933
                           ____________________
                               SOLUTIA INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                 43-1781797
      (STATE OR OTHER JURISDICTION                      (IRS EMPLOYER
    OF INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)

 575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI 63166-6760
                              (314) 674-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
               OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                           ____________________

                          KARL R. BARNICKOL, ESQ.
575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI 63166-6760
                              (314) 674-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                       CODE, OF AGENT FOR SERVICE)
                           ____________________

                              WITH COPIES TO:

                        KATHLEEN S. SCHOENE, ESQ.
                         ARMSTRONG TEASDALE LLP
                   ONE METROPOLITAN SQUARE, SUITE 2600
                      ST. LOUIS, MISSOURI 63102-2740
                           ____________________
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.
     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. / /
     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /X/
     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. / /
     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO
RULE 434, PLEASE CHECK THE FOLLOWING BOX.  / /
                           ____________________

                                                   CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                                             PROPOSED
 TITLE OF EACH CLASS OF SECURITIES            AMOUNT TO       PROPOSED MAXIMUM PRICE    MAXIMUM AGGREGATE         AMOUNT OF
       TO BE REGISTERED <F1>              BE REGISTERED <F2>       PER SECURITY      OFFERING PRICE <F2> <F3>  REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------

    Debt Securities                               <F4>                  <F4>                     <F4>
---------------------------------------------------------------------------------------------------------------------------------
    Common Stock, par value $.01 per
    share <F5> <F6>                               <F4>                  <F4>                     <F4>
---------------------------------------------------------------------------------------------------------------------------------
    Preferred Stock, par value $.01 per
    share                                         <F4>                  <F4>                     <F4>
---------------------------------------------------------------------------------------------------------------------------------
    Depositary Shares, representing
    Preferred Stock                               <F4>                  <F4>                     <F4>
---------------------------------------------------------------------------------------------------------------------------------
    Warrants <F7>                                 <F4>                  <F4>                     <F4>
---------------------------------------------------------------------------------------------------------------------------------
    TOTAL                                   $600,000,000 <F8>           <F4>              $600,000,000 <F9>       $158,500 <F8>
=================================================================================================================================



<F1>  The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement. This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as debt securities issuable upon the exercise of debt warrants so offered or sold, shares of preferred stock distributable upon the termination of a deposit arrangement for depositary shares so offered or sold, and shares of common stock issuable upon the exchange or conversion of debt securities or shares of preferred stock so offered or sold that are exchangeable for or convertible into shares of common stock or upon the exercise of common stock warrants or rights so offered, sold or distributed.

<F2>  In U.S. dollars or the equivalent thereof for any security denominated in one or more, or units of two or more, foreign currencies or composite currencies based on the exchange rate at the time of sale. Debt securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $600,000,000, together with the other securities issued hereunder.

<F3>  Estimated solely for purposes of calculating the registration fee under Rule 457.

<F4>  Omitted pursuant to General Instruction II.D of Form S-3 under the
Securities Act of 1933, as amended.

<F5>  This registration statement also includes preferred stock purchase rights, which are attached to all shares of common stock issued, pursuant to the terms of the registrant's rights agreement, dated as of August 6, 1997. Until the occurrence of certain prescribed events, these rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with the common stock. Because no separate consideration is paid for these rights, the registration fee therefor is included in the fee for the common stock.

<F6>  The aggregate amount of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) of the Securities Act.

<F7>  The warrants covered by this registration statement may be debt warrants, preferred stock warrants, depositary share warrants or common stock warrants.

<F8>  Calculated under Rule 457(o) of the Rules and Regulations under the Securities Act of 1933, as amended.

<F9>  The aggregate maximum offering price of all securities issued under this registration statement will not exceed $600,000,000. No separate consideration will be received for shares of preferred stock or common stock that are issued upon conversion or exchange of debt securities or for shares of preferred stock distributed upon termination of a deposit arrangement for depositary shares.

                         ____________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
========================================================================

****************************************************************************
* The information contained in this prospectus is not complete and may be  *
* changed.  We may not sell these securities until the registration        *
* statement filed with the Securities and Exchange Commission is           *
* effective.  This prospectus is not an offer to sell these securities and *
* it is not the solicitation of an offer to buy these securities in any    *
* state where the offer or sale is not permitted.                          *
****************************************************************************


        Prospectus, Subject to Completion, Dated September 19, 2000.

                               $600,000,000

                               SOLUTIA INC.
                       575 Maryville Centre Drive
                              P.O. Box 66760
                     St. Louis, Missouri 63166-6760
                              (314) 674-1000

     Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants to Purchase Debt Securities, Warrants to Purchase Common Stock,
                  Warrants to Purchase Preferred Stock
               and Warrants to Purchase Depositary Shares

                           ____________________


        This prospectus describes debt and equity securities that we may issue and sell at various times:

     * Our prospectus supplements will be filed at later dates and will contain specific terms of each issuance of debt or equity securities.

     * We can issue debt and equity securities with a total offering price of up to $600,000,000 under this prospectus.

     * We may sell the debt and equity securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements. We may also sell debt and equity securities directly to investors.

        Our common stock is listed on the New York Stock Exchange under the trading symbol "SOI." Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, upon official notice of issuance.

        You should read this prospectus and any prospectus supplement carefully before you decide to invest. We will not sell any of the securities being offered without delivery of the applicable prospectus supplement describing the method and terms of the offering of the series of securities being offered.

                           ____________________


        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ____________________


                     Prospectus dated ______ __, 2000.

                           TABLE OF CONTENTS

About This Prospectus                                                  1

Where You Can Find More Information                                    1

Cautionary Statement About Forward-Looking Statements                  2

About Solutia                                                          4

Use of Proceeds                                                        5

Ratio of Earnings to Fixed Charges                                     5

Description of the Securities We May Offer                             6

Description of Debt Securities                                         6

Description of Common Stock                                           24

Description of Preferred Stock                                        27

Description of Depositary Shares                                      29

Description of Warrants                                               31

Plan of Distribution                                                  33

Validity of the Offered Securities                                    34

Experts                                                               34

                         ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we filed with the SEC. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. The total dollar amount of the securities we will sell through these offerings will not exceed $600,000,000.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.

        This prospectus provides you with only a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" below.

                  WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement and our other filings are available over the Internet at http://www.sec.gov. You may also read and copy any document we file, including the registration statement, at the following SEC public reference rooms:

   *  450 Fifth Street, N.W.            *  7 World Trade Center
      Room 1024                            13th Floor
      Washington, D.C. 20549               New York, New York 10048

   *  500 West Madison Street
      Suite 1400
      Chicago, Illinois 60661

        You may call the SEC at 1-800-SEC-0330 for further information about the public reference rooms and their copy charges.

        Our common stock is quoted on the New York Stock Exchange under the symbol "SOI," and our SEC filings can also be read at:

     New York Stock Exchange
     20 Broad Street
     New York, New York 10005

        The SEC allows us to "incorporate by reference" the information we file with it. This means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered part of this prospectus. Any information we file with the SEC later will automatically update and, to the extent inconsistent, supersede the information in this prospectus. We incorporate by reference the documents listed below:

          * Our annual report on Form 10-K for the year ended December 31, 1999;

          * Our quarterly reports on Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000;

          * Our current reports on Form 8-K filed on January 4, 2000, January 20, 2000, February 1, 2000, and April 27, 2000, and our current report on Form 8-K/A filed on March 6, 2000; and

          * Our Form 10 filed on August 7, 1997, and amended on August 19, 1997, for a description of our common stock.

        We also incorporate by reference any future filings we make with the SEC, including any filings we make before the registration statement becomes effective, under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we have sold all the offered securities to which this prospectus relates or the offering is otherwise terminated.

        You may request a copy of these filings, at no cost, by writing to us at the following address or telephoning us at (314) 674-4520:

     Solutia Inc.
     Investor Relations
     575 Maryville Centre Drive
     P.O. Box 66760
     St. Louis, Missouri 63166-6760

         CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

        We make statements in this prospectus and the documents incorporated by reference that are considered forward-looking statements under the federal securities laws. We consider all statements regarding the following to be forward-looking statements:

          * our expected future financial position, liquidity, results of operations, and cash flows;

          *    dividends;

          *    financing plans;

          *    business strategy;

          *    budgets;

          *    projected costs and capital expenditures;

          *    competitive position;

          *    growth opportunities for existing products;

          * effect of changes in accounting due to recently issued accounting standards;

          *    benefits from new technology;

          *    price increases;

          *    share repurchases; and

          *    markets for our stock.

These statements are not guarantees of our future performance. There are risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we may project. These risks, uncertainties and factors include:

          * general economic, business and market conditions, which affect us because some of our customers are in cyclical businesses;

          *    customer acceptance of new products;

          *    efficacy of new technology and facilities;

          *    currency fluctuations;

          *    changes in U.S. and foreign laws and regulations;

          *    shortages or pricing of raw materials and energy;

          *    integration of acquired companies into our business; and

          * lower prices for our products or a decline in our market share due to competition or price pressure by customers.

     These forward-looking statements represent our estimates and assumptions only on the date they were made.

                            ABOUT SOLUTIA

     Solutia Inc. and its subsidiaries make and sell a variety of high performance chemical-based materials. Solutia's strategic focus is built on key strengths, including:

     *    complex manufacturing capabilities;

     *    process engineering expertise;

     *    polymer chemistry;

     *    fiber technology;

     *    technical service; and

     *    customer problem solving.

We use these world-class skills to create solutions and products for customers in the consumer, household, automotive, pharmaceutical and industrial products industries. Solutia's materials and services include:

     * SAFLEX(R) plastic interlayer, used to make laminated glass for automotive and architectural applications; adhesives; LLUMAR(R) and VISTA(R) window films; and industrial films;

     * liquid, powder and waterborne resins, used to produce high-performance coatings for various products such as automobiles, bicycles, bridges and compact discs;

     * process research and technology services for the pharmaceutical industry; and

     * VYDYNE(R) and ASCEND(TM) nylon polymers; chemical intermediates, and nylon fibers.

     Solutia Inc. was incorporated in April 1997 as a holding company for most of Monsanto Company's chemical businesses. On September 1, 1997, Monsanto distributed our shares as a dividend to Monsanto's stockholders, and we became an independent publicly held company listed on the New York Stock Exchange.

     Solutia Inc. is a Delaware corporation, and our principal executive office is located at 575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri 63166-6760. Our telephone number at that address is (314) 674-1000. All references to "we," "us," or "Solutia" in this prospectus mean, unless the context indicates otherwise, Solutia Inc. and its consolidated subsidiaries.

     For additional information about Solutia, refer to the documents we have incorporated by reference. See "Where You Can Find More
Information" on pages 1 and 2 for information about how to obtain copies of these documents.

                           USE OF PROCEEDS

     Unless we have indicated otherwise in the prospectus supplement, we expect to use the net proceeds we receive from any offering of these securities for some or all of the following purposes:

        * repayment of commercial paper and existing long term debt;

        * capital expenditures;

        * additional working capital;

        * acquisitions; and

        * general corporate purposes.

Before we apply the proceeds to the intended use, we may temporarily invest the proceeds in short-term, interest-bearing instruments or other investment-grade debt securities.

                  RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our consolidated ratio of earnings to fixed charges for the four-month period ended December 31, 1997, the fiscal years ended December 31, 1998 and 1999, and the six-month period ended June 30, 2000.


                            Four Months Ended          Years Ended December 31          Six Months Ended
                            December 31, 1997            1998           1999              June 30, 2000
                            -----------------            ----           ----              -------------
Ratio of Earnings
to Fixed Charges                  3.23                   7.69           6.18                   2.58

     We have calculated the ratio of earnings to fixed charges according to a formula the SEC requires us to use. This formula defines earnings generally as our pre-tax earnings from operations, less interest expense and defines fixed charges generally as all interest and interest-related payments and accruals. For the six months ended June 30, 2000, the year ended December 31, 1999, and the four months ended
December 31, 1997, earnings include restructuring and other unusual items of $41 million, $63 million, and $72 million, respectively. If you would like to see how we have calculated these ratios, you should review
Exhibit 12 to the registration statement. See "Where You Can Find More Information" on pages 1 and 2 to find out how you can obtain a copy of the registration statement.

     We have not calculated the ratio of earnings to fixed charges for periods before September 1, 1997. Historical computation of earnings to fixed charges is not considered meaningful before that date because we were not an independent company and Monsanto Company did not allocate debt to us.

     Because we have not issued any preferred stock to date, the ratio of earnings to fixed charges and preferred stock dividend requirements is identical to the ratio shown above.

              DESCRIPTION OF THE SECURITIES WE MAY OFFER

     We may issue, from time to time, in one or more offerings the following securities:

        * debt securities, which may be senior or subordinated;

        * shares of common stock;

        * shares of preferred stock or depositary shares representing fractions of shares of preferred stock; and

        * warrants exercisable for debt securities, common stock, preferred stock or depositary shares.

     The aggregate initial offering price of these offered securities that we may issue will not exceed $600,000,000. If we issue debt securities at a discount from their original principal stated amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

     This prospectus contains a summary of the material and general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplements does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in the prospectus supplement. See "Where You Can Find More Information" on pages 1 and 2 to find out how you can obtain a copy of those documents.

     The prospectus supplement will also contain the terms of the offering, the initial public offering price and the net proceeds to Solutia. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

                    DESCRIPTION OF DEBT SECURITIES

     This section summarizes the terms that will generally apply to the debt securities we may offer. The prospectus supplement relating to any particular debt securities will contain most of the financial terms and other specific terms applicable to those securities. Those terms may vary from the terms described here. The prospectus supplement may also describe special federal income tax consequences of the particular securities. As used in this section, "we," "us," "our" and "Solutia" refer to Solutia Inc. and not to any of our subsidiaries.

     The debt securities that we may issue will be unsecured, direct, general obligations of Solutia. We may issue either senior debt securities or subordinated debt securities. Our senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Solutia. Our subordinated debt securities will be subordinated in right of payment to the prior payment in full of the "senior debt" of Solutia, as described below under "Subordination of Subordinated Debt Securities" on page 10 and in the prospectus supplement applicable to any subordinated debt securities that we may offer.

     As required by federal law for all bonds and notes publicly offered by companies, the debt securities will be issued under a document called an "indenture." An indenture is a contract between us and a corporate trustee. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf described under "Remedies If an Event of Default Occurs" on page 14. Second, the trustee performs administrative duties for us, such as sending your interest payments, transferring your securities to a new buyer if you sell, and sending you notices.

     We will issue any senior debt securities under a "senior debt indenture," and any subordinated debt securities under a separate "subordinated debt indenture." Each indenture will be between Solutia and a trustee that meets the requirements of the federal Trust Indenture Act of 1939. For purposes of the descriptions in this section, we may refer to the senior debt indenture and the subordinated debt indenture as "an indenture" or, collectively, as "the indentures."

     The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

     The prospectus supplement for any particular debt securities will indicate whether the debt securities are senior debt securities or subordinated debt securities and describe the specific terms of the debt securities. Because this summary and the summary in any prospectus supplement do not contain all of the information you might find useful, you should read the applicable indenture for provisions that may be important to you. In the summaries we include in parentheses references to sections of the indentures so that you can easily locate these provisions. The indentures are substantially identical, except for some of our covenants and provisions relating to subordination and conversion. The forms of the indentures are exhibits to the registration statement. See "Where You Can Find More Information" on pages 1 and 2 to find out how you can obtain a copy of the registration statement.

TERMS OF DEBT SECURITIES TO BE INCLUDED IN THE PROSPECTUS SUPPLEMENT

     The prospectus supplement for any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of the debt securities of that series. These terms may include the following:

        * the title of the debt securities, whether they are senior debt securities or subordinated debt securities and, if subordinated, the terms of subordination;

        * the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

        * the date or dates on which the principal of the debt securities will be payable;

        * the interest rate or rates, if any, and the date or dates from which the interest accrues;

        * the dates on which the interest, if any, is payable and the regular record dates for the interest payment dates;

        * the places where the principal of and any premium and any interest on the debt securities will be payable;

        * whether the offered debt securities are redeemable at our option and, if so, the redemption price or prices and other redemption terms and conditions;

        * whether we must redeem or purchase the offered debt securities according to any sinking fund or similar provision or at the option of the holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part, in accordance with that obligation;

        * if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which offered debt securities of the series will be issuable;

        * if other than the principal amount, the portion of the principal amount payable if the maturity of the offered debt securities is accelerated;

        * whether any index, formula or other method will determine payments of principal or interest and the manner of determining the amount of the payments;

        * if other than U.S. dollars, the currency, currencies, or currency units in which the principal of, or any premium or interest on, debt securities of the series will be payable;

        * if the principal or any premium or interest is to be payable, at the election of Solutia or the holder, in a currency or currencies other than that or those in which the debt securities are stated to be payable, the currency or currencies in which the payment may be elected to be payable and the periods within which, and the terms and conditions upon which, the election is to be made;

        * whether we have the right to defer payments of interest by extending the interest payment period and the duration of any permissible extension;

        * whether the provisions relating to defeasance and covenant defeasance described on page 19 apply;

        * if the debt securities will be issued in whole or in part in the form of a book-entry debt security, as described under the heading "Book-Entry Securities" on pages 21 through 23, the depositary for the debt securities and the terms and conditions, if any, upon which the book-entry debt security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

        * any addition to, or change in, the events of default described on page 14;

        * any addition to, or change in, the covenants in the indenture applicable to the debt securities;

        * if applicable, the terms of any right to convert or exchange the offered debt securities into common stock of Solutia;

        * whether the debt securities will be sold as part of units consisting of debt securities and other securities;

        * if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered; and

        * any other terms consistent with the applicable indenture.

     We may issue some of the debt securities at a substantial discount below their principal amount as "original issue discount securities." "Original issue discount securities" means that less than the entire principal amount of the securities will be payable upon declaration of acceleration of their maturity. The applicable prospectus supplement will describe any special federal income tax consequences and other considerations that apply to debt securities issued at a discount.

     Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate or as part of units consisting of debt securities and other securities may be sold or deemed to be sold at a discount below their stated principal amount. If Solutia has the right to defer interest with respect to any debt securities, the holders of these debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

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

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     To the extent provided in the subordinated debt indenture, the payment of the principal of, and any premium and interest on, any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment to the prior payment in full of all our "senior debt," as defined below. This means that in some circumstances, if we do not make payments on all of our debt obligations as they come due, the holders of our senior debt will be entitled to receive payment in full of all amounts that are due or will become due on our senior debt before the holders of subordinated debt securities will be entitled to receive any amounts on the subordinated debt securities that they hold. These circumstances include:

        * our filing for bankruptcy or the occurrence of other events in bankruptcy, insolvency or similar proceedings (Section
          1302);

        * our payment or distribution of assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, or as part of an assignment or marshaling of our assets for the benefit of our creditors (Section 1302); or

        * acceleration of the maturity of the subordinated debt securities. For example, the entire principal amount of a series of subordinated debt securities may be declared to be due and immediately payable or may be automatically accelerated due to an event of default as described under "Remedies If an Event of Default Occurs" on page 14.
          (Section 1303)

     In addition, we are not permitted to make payments of principal, any premium or interest on the subordinated debt securities if we default in our obligation to make payments on senior debt and do not cure that default, or if an event of default that permits the holders of senior debt to accelerate the maturity of the senior debt occurs.
(Section 1303)

     These subordination provisions mean that if we are insolvent a holder of our senior debt may ultimately receive out of our assets more than a holder of the same amount of our subordinated debt.

     "Senior debt" means the principal of, any premium and unpaid interest on all of our indebtedness, whether the indebtedness exists now or is created after the date of this prospectus or the applicable prospectus supplement. Senior debt generally includes:

        * indebtedness for money that we borrow;

        * obligations represented by our bonds, debentures, notes or similar securities;

        * indebtedness incurred or assumed when we acquire any business, property or assets;

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

        * obligations that we owe as a lessee under leases that generally accepted accounting principles require us to capitalize on our balance sheet;

        * reimbursement obligations under letters of credit relating to indebtedness or other obligations of the kind referred to in the four bullets above; and

        * obligations under our guarantees of the indebtedness or obligations of others of the kind referred to in the first four bullets above.

     Senior debt also includes any amendment, renewal, replacement, extension, modification and refunding of any indebtedness that was senior debt. Senior debt does not include any indebtedness that expressly states in the instrument creating or evidencing it that it does not rank senior in right of payment to the subordinated debt securities. Senior debt does not include any subordinated debt securities.

     The applicable prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe the approximate amount, on a recent date, of senior debt outstanding to which the subordinated debt of that series will be subordinated. The indenture does not limit the amount of senior debt we are permitted to have, and we may in the future incur additional senior debt.

CONVERSION OR EXCHANGE OF SUBORDINATED DEBT SECURITIES

     The applicable prospectus supplement will describe the terms, if any, on which a series of subordinated debt securities may be converted into or exchanged for Solutia common stock. These terms will include whether the conversion or exchange is mandatory, or is at Solutia's option or the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of subordinated debt securities would receive if they were to convert or exchange their debt securities, the conversion price, other terms related to conversion and any anti-dilution protections.

CONSOLIDATION, MERGER OR SALE OF ASSETS

     The indentures generally permit Solutia to consolidate with or merge into another company. They also permit us to sell substantially all our assets to another company, or to buy substantially all the assets of another company. However, we may not take any of these actions unless the following conditions are met (Section 801):

        * If we merge out of existence or sell our assets, the other company may not be organized under a foreign country's laws. In other words, the other company must be a corporation, partnership or trust organized under state or federal law or the laws of the District of Columbia. In addition, the other company must agree to be legally responsible for the debt securities; and

        * The merger, sale of assets or other transaction must not cause a default on the debt securities. For purposes of this no-default test, a default would include any event

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

          of default described below under "Remedies If an Event of Default Occurs" on page 14 that has occurred and is continuing. A default for this purpose would also include any event that would be an event of default if the requirement for giving us default notice or the requirement that the default had to exist for a specific period of time was disregarded.

     It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders rights in that property that are preferential to the rights of other lenders if we fail to pay them back. In the senior debt indenture, we have promised to limit these preferential rights on our property, called "liens," as discussed below under "Restriction Upon Liens" on pages 16 and 17. If a merger or other transaction would create any liens on our property, we must comply with the covenant on restrictions against liens. We would do this either by deciding that the liens were permitted or by following the requirements of the covenant to grant an equivalent or higher ranking lien on the same property to the holders of the senior debt securities. (Section 802)

     If we merge out of existence or sell substantially all our assets, the surviving or acquiring entity will be substituted for Solutia in the indenture with the same effect as if it had been an original party to the indenture. After a merger or sale of substantially all our assets, the surviving or acquiring entity may exercise Solutia's rights and powers under the indenture, and Solutia will be released from all its liabilities and obligations under the indenture and under the debt securities. (Section 803 in the senior debt indenture and Section 802 in the subordinated debt indenture)

MODIFICATION AND WAIVER

MODIFICATION

     There are three types of changes we can make to the indentures and the debt securities.

     CHANGES REQUIRING APPROVAL OF ALL HOLDERS. First, there are changes that cannot be made to the debt securities without the specific approval of the holder of each debt security affected by the changes (Section 902):

        * change the stated maturity of the principal of or interest on any debt security;

        * reduce any amounts due on any debt security;

        * reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

        * change the place or currency of payment on any debt security;

        * impair the right of the holders to sue for payment;

        * reduce the percentage of holders whose consent is needed to modify the indenture;

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

        * reduce the percentage of holders whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

        * in the case of subordinated debt securities, modify the ranking or priority of the securities in a way that is adverse to the holders; or

        * modify any aspect of the provisions dealing with modification and waiver of the indenture.

     CHANGES REQUIRING CONSENT BY 66 2/3% OF THE HOLDERS. The second type of change to the indenture and the debt securities requires a vote in favor by holders owning 66 2/3% of the principal amount of the particular debt securities affected by the change. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. (Section 902)

     CHANGES NOT REQUIRING APPROVAL. The third type of change does not require any vote by holders of the debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities. (Section 901)

WAIVER

     A vote in favor by holders owning a majority of the principal amount of the particular debt securities affected would be required for us to obtain a waiver of all or part of the restrictive covenants described below on pages 16 through 18 or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed above under "Changes Requiring Approval of All Holders" on pages 12 and 13 unless we obtain the individual consent of each holder of securities affected by the change. (Sections 513 and 1011)

RULES CONCERNING VOTING

     When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security (Section 101):

        * For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these securities were accelerated to that date because of a default.

        * For debt securities whose principal amount is not known, because, for example, it is based on an index, we will use a special rule described in the prospectus supplement.

        * For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

     Debt securities will not be considered outstanding and will, therefore, not be eligible to vote if we have deposited or set aside in trust for the holders money for their payment or

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

redemption. In addition, securities will not be eligible to vote if they have been fully defeased as described under "Full Defeasance" on page 19. Also, securities that we or our affiliates own will not be considered outstanding. However, securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the trustee's satisfaction the pledgee's right to vote with respect to the securities and that the pledgee is not one of the persons referred to in the preceding sentence.

     We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series of debt securities, that vote or action may be taken only if holders of the required percentage of outstanding debt securities vote within 90 days of the record date to approve taking the action.

REMEDIES IF AN EVENT OF DEFAULT OCCURS

     The indentures define an "event of default" to mean any of the following (Section 501):

        * our failure to pay interest on a debt security within 30 days after its due date;

        * our failure to pay the principal of, or any premium on, a debt security at its due date, or within 30 days after its due date if it is redeemed under a sinking fund provision;

        * our failure to deposit any sinking fund payment within 30 days after it becomes due;

        * our failure to perform, or breach of, any other covenant or warranty of Solutia in the indenture that continues for 90 days after we receive a written notice stating that we are in default;

        * our filing for bankruptcy or the occurrence of other specific events of bankruptcy, insolvency, or reorganization; and

        * the occurrence of any other event of default described in the prospectus supplement.

     If an event of default applicable to any series of debt securities then outstanding occurs and continues, the applicable trustee or the holders of at least 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the entire principal of all the debt securities of that series to be due and payable immediately. This is called a declaration of acceleration of maturity. Under certain circumstances, the holders of a majority of the principal amount of the securities of that series may cancel the declaration of acceleration of maturity and waive the past defaults. (Sections 502 and 513)

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

     For most defaults under the indenture, the trustee will be required to give to the holders of the securities of the series notice of a default known to it within 90 days of the occurrence of the default. For these purposes, a default is defined as the occurrence of any of the events set forth in the events of default in the indenture, without any grace periods and regardless of notice. For defaults other than a failure to pay, the trustee is not to give notice until at least 30 days after the occurrence of the default. The trustee may withhold notice of any default, except in the payment of principal or interest, if it decides that withholding notice is in the best interests of the holders. (Section 602)

     Generally, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liabilities. This protection is called an "indemnity." (Section 603) If they provide this indemnity, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee to exercise any other action permitted under the indenture. The trustee may decline to act if the direction given is contrary to law or the indenture. (Section 512)

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur (Section 507):

        * You must give the trustee written notice that an event of default has occurred and is continuing;

        * The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

        * The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

     However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

COVENANTS

     Under the indentures, we have agreed to:

        * pay the principal of and any premium and interest on the debt securities when due (Section 1001);

        * maintain a place of payment (Section 1002);

        * deposit sufficient funds with the paying agent on or before the due date for any principal, interest or premium payment, or, if Solutia acts as its own paying agent,

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

          segregate such funds and hold them in trust for the benefit of the holders of the debt securities (Section 1003);

        * maintain Solutia's corporate existence, except as described under Consolidation, Merger or Sale of Assets on pages 11 and 12 (Section 1007);

        * make repairs to our principal manufacturing facilities in the United States (unless we determine that the facility is no longer necessary for our business) (Section 1005);

        * pay all material taxes and claims (except those Solutia is contesting in good faith) when due (Section 1004); and

        * deliver a report to the trustee each year reviewing
          Solutia's compliance with its obligations under the indenture (Section 1006).

RESTRICTIVE COVENANTS IN SENIOR DEBT INDENTURE

     RESTRICTION UPON LIENS. Some of our property and the property of our subsidiaries may be subject to a mortgage or other legal mechanism that gives some of our lenders preferential rights in those assets over other lenders, including the direct holders of our debt securities, and over our general creditors if we fail to pay them back. These preferential rights are called "liens." Under the indenture, we promise that we and our Restricted Subsidiaries will not become obligated on any new debt that is secured by a lien on any Principal Property or on any shares of stock or debt of any of our Restricted Subsidiaries unless we grant an equivalent or higher ranking lien on the same property to the direct holders of our senior debt securities.

     We do not need to comply with this restriction if the amount of all debt that would be secured by liens on Principal Properties is less than 15% of our Consolidated Net Tangible Assets. Liens on Principal Properties include the new debt and all "Attributable Debt," as described under "Restriction upon Sales and Leasebacks" on pages 17 and 18, which results from a sale and leaseback transaction involving Principal Properties that is entered into after the date of the indenture, but excludes sale and leaseback transactions the proceeds of which are applied to purchase a new Principal Property or retire Funded Debt as described under "Restriction upon Sales and Leasebacks" on pages 17 and 18.

     This restriction on liens does not apply to debt secured by certain types of liens, and we can disregard this debt when we calculate the limits imposed by this restriction. These types of liens include:

        * Liens that existed as of the date of the indenture;

        * Liens on the property of any of our Restricted Subsidiaries, or on their shares of stock or debt, if those liens existed at the time the corporation became our Restricted
          Subsidiary;

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

        * Liens on property that existed at the time Solutia acquired the property or that Solutia granted in order to purchase the property, sometimes called "purchase money mortgages";

        * Liens to secure the cost of exploration, drilling, development, operation, construction, alteration, repair or improvement of properties that are not then Principal
          Properties;

        * Liens in favor of U.S. governmental bodies that we granted in order to assure our payments to these bodies or that we owe by law or because of a contract;

        * Liens in favor of Solutia or our Restricted Subsidiaries;

        * Certain liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money; and

        * Liens that extend, renew or replace any of the listed types of liens.

     In addition, production payments and other similar financial arrangements with regard to oil, gas and mineral properties are not considered liens securing indebtedness for money borrowed. (Section
1008)

     RESTRICTION UPON SALES AND LEASEBACKS. Under the senior debt indenture, we promise that neither we nor any of our Restricted Subsidiaries will enter into any sale and leaseback transaction involving a Principal Property unless we comply with this covenant. A "sale and leaseback transaction" is generally an arrangement between us or a Restricted Subsidiary and a lender in which we or the Restricted Subsidiary sell a property to the lender and then lease it back from the lender more than 120 days after the property has been constructed and full operation has begun. Sale and leasebacks of a facility to the extent financed with Industrial Revenue Bonds are not included in the definition.

     This restriction on sales and leasebacks does not apply to a sale and leaseback:

        * completed within 120 days after the completion of construction of the property and the beginning of its full operation;

        * if we or our Restricted Subsidiary could grant a lien on the Principal Property in an amount equal to the Attributable Debt for the sale and leaseback transaction without being required to grant an equivalent or higher ranking lien to the holders of the debt securities under the restriction on liens described on pages 16 and 17;

        * that is between Solutia and one of its Restricted
          Subsidiaries or between Restricted Subsidiaries; or

        * that involves a lease with a period of three years or less.

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

     Solutia can comply with this covenant if it buys a Principal
Property or retires an amount of Funded Debt, within 120 days of the transaction, that equals or exceeds the greater of:

        * the proceeds of the sale of the Principal Property that we lease in the transaction; or

        * the fair value of that property, subject to credits for certain voluntary retirements of debt securities and Funded Debt we may make.

(Section 1009)

DEFINITIONS USED IN RESTRICTIONS UPON LIENS AND RESTRICTIONS UPON SALES AND LEASEBACKS

     Following are the meanings of the terms that are important in understanding the two restrictive covenants described above beginning on page 16:

     "Attributable Debt" means the total net amount of rent (discounted to present value at an annual rate equal to the discount rate that would apply to a capital lease obligation with the same term) that is required to be paid during the remaining term of a lease.

     "Consolidated Net Tangible Assets" means the total amount of assets (less reserves and other permitted deductible items) after subtracting all current liabilities (other than those which Solutia by their terms may choose to renew or extend beyond 12 months) and all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and similar intangible assets, as such amounts appear on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

     "Funded Debt" means all debt for borrowed money, or evidenced by a bond, debenture, note or similar document, that:

        * has a maturity of 12 months or more from the date on which the calculation of Funded Debt is made; or

        * has a maturity of less than 12 months from that date but is by its terms renewable or extendible beyond 12 months from that date at the option of the borrower.

It also includes commercial paper that is accounted for as long term debt on Solutia's balance sheet.

     "Industrial Revenue Bonds" means obligations issued by or supported by the full faith and credit of a governmental entity or authority in the United States.

     "Principal Property" means any building or other structure or facility, and the land on which it sits and its associated fixtures, that we use primarily for manufacturing and that is located in the United States, which has a book value, before depreciation, of greater than 3% of Consolidated Net Tangible Assets, other than a building, structure or other facility that we have determined is not of material importance to the total business that we and our Restricted Subsidiaries conduct or that is financed by Industrial Development Bonds.

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

     "Restricted Subsidiary" means any subsidiary of Solutia that owns any Principal Property. A "subsidiary" is a corporation in which we and/or one or more of our other subsidiaries owns at least 50% of the "voting stock." "Voting stock" is the type of stock that ordinarily permits its owners to vote for the election of directors.

DEFEASANCE AND COVENANT DEFEASANCE

     The following discussion of defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

FULL DEFEASANCE

     If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities (called "full defeasance") if we put in place the following other arrangements for you to be repaid (Section 403):

        * We must deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds (or if the debt securities are in a foreign currency, foreign government securities in the same foreign currency) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

        * There must be a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

        * We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

     If we ever do accomplish full defeasance you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. If the debt securities are subordinated debt securities, their holders would be released from the subordination provisions described under "Subordination Of Subordinated Debt Securities" on pages 10 and 11.

COVENANT DEFEASANCE

     Under current federal tax law, we can make the same type of deposit described above and be released from the restriction on liens and restriction on sales and leasebacks described on pages

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

16 and 17, respectively. The release from these covenants is called "covenant defeasance." In that event, you would lose the protection of these covenants, and any omission to comply with them would not constitute an event of default. You would, however, gain the protection of having money and securities set aside in trust to repay the debt securities. If the debt securities are subordinated, their holders would be released from the subordination provisions described above under "Subordination Of Subordinated Debt Securities" on pages 10 and 11. In order to achieve covenant defeasance, we must do the following (Section 1010):

        * We must deposit in trust for the benefit of all direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds (or if the debt securities are in a foreign currency, foreign government securities in the same foreign currency) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

        * We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make that deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

     If we accomplish covenant defeasance, the following provisions of the indenture and the debt securities would no longer apply:

        * Our promises about restriction of liens and restriction against sales and leasebacks described under "Restricted Covenants in Senior Debt Indenture" on pages 16 through 18 and any other covenants applicable to the series of debt securities described in the prospectus supplement.

        * The condition regarding the treatment of liens when we merge or engage in similar transactions as described above under "Consolidation, Merger Or Sale Of Assets" on pages 11 and 12.

        * The events of default relating to breach of covenants described above under "Remedies If an Event of Default
          Occurs" on page 14.

        * If the securities are subordinated, the subordination provisions of the debt securities described above under "Subordination Of Subordinated Debt Securities" on pages 10 and 11.

     If we accomplish covenant defeasance, the direct holders of the debt securities could still look to us for repayment of those securities if there were a shortfall in the trust deposits. If a remaining event of default occurred and the debt securities became immediately due and payable, there could be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

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LEGAL OWNERSHIP

STREET NAME AND OTHER INDIRECT HOLDERS

     Investors who hold securities in accounts at banks or brokers will generally not be recognized by us as legal holders of securities. This is called holding in "street name." Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold securities in street name, you should check with your own institution to find out:

        * How it handles securities payments and notices.

        * Whether it imposes fees or charges.

        * How it would handle voting if ever required.

        * Whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below.

        * How it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

DIRECT HOLDERS

     Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of book-entry securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

BOOK-ENTRY SECURITIES

     WHAT IS A BOOK-ENTRY SECURITY? A book-entry security is a special type of indirectly held security, as described above under "Street Name and Other Indirect Holders". If we choose to issue securities in the form of book-entry securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the book-entry security be registered in the name of a financial institution we select and by requiring that the securities included in the book-entry security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the book-entry security is called the "depositary." Any person wishing to own a security must do so indirectly by means of an account with a broker, bank or other financial institution that in turn

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

has an account with the depositary. The prospectus supplement indicates whether your series of securities will be issued only in the form of book-entry securities.

     SPECIAL INVESTOR CONSIDERATIONS FOR BOOK-ENTRY SECURITIES. As an indirect holder, an investor's rights relating to a book-entry security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the book-entry security.

     An investor should be aware that if securities are issued only in the form of book-entry securities:

        * The investor cannot get securities registered in his or her own name.

        * The investor cannot receive physical certificates for his or her interest in the securities.

        * The investor will be a street name holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities. See "Street Name and Other Indirect Holders" on page 21 for information about these procedures.

        * The investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

        * The depositary's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the book-entry security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the book-entry security. We and the trustee also do not supervise the depositary in any way.

        * Payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, the depositary will usually require that interests in a book-entry security be purchased or sold within its system using same-day funds. This difference could have some effect on how book-entry security interests trade, but we do not know what that effect will be.

     SPECIAL SITUATIONS WHEN BOOK-ENTRY SECURITY WILL BE TERMINATED.
In a few special situations described later, the book-entry security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. The rights of street name investors and direct holders in the securities are described under "Street Name and Other Indirect Holders" on page 21 and "Direct Holders" on page 21.


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     The special situations for termination of a book-entry security are (Section 305):

        * When the depositary notifies us that it is unwilling or unable to continue as depositary, or ceases to be a clearing agency registered under applicable law, and we have not appointed a successor depositary within 90 days.

        * When we notify the trustee that we wish to terminate the book-entry security.

        * When an event of default on the securities has occurred and is continuing. Defaults are discussed above under "Remedies If an Event of Default Occurs" on page 14.

     The prospectus supplement may also list additional situations for terminating a book-entry security that would apply only to the particular series of securities covered by the prospectus supplement.

CERTIFICATED DEBT SECURITIES

     If we issue certificated debt securities, they will be registered in the name of the direct holder of the debt security. Direct holders may transfer or exchange these certificated debt securities without the payment of any service charge, other than any tax or other governmental charge, by contacting the trustee. (Section 305)

     We will pay principal of, and any premium and interest on, certificated debt securities at designated places, or we may choose to make these payments by check mailed to the persons in whose names the debt securities are registered or by wire transfer to their accounts, on days specified in the prospectus supplement. (Section 202)

GOVERNING LAW

     The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 112)

ABOUT THE TRUSTEE AND PAYING AGENT

     The Chase Manhattan Bank is the trustee under the senior debt indenture. Before we issue any subordinated debt securities, we will engage a qualified trustee to serve as trustee under the subordinated debt indenture.

     We maintain banking relationships in the ordinary course of business with The Chase Manhattan Bank. Chase is a lending bank under a revolving credit agreement with Solutia and acts as the issuing and paying agent for our commercial paper programs. Chase is also the trustee under an indenture relating to other senior indebtedness of Solutia. An affiliate of Chase is one of the investment banks that advises us on merger and acquisition activities.

     If an event of default, or an event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, occurs, the trustee may be considered to have a conflicting interest with respect to

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

the securities offered by this prospectus and any accompanying prospectus supplement, or with respect to the securities outstanding under that other indenture, for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the indenture under which the securities offered by this prospectus and any accompanying prospectus supplement will be issued, and we would be required to appoint a successor trustee.

     At any time, the trustee under either indenture may resign or be removed by the holders of at least a majority in principal amount of any series of the outstanding debt securities of that indenture. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee shall be appointed in accordance with the provisions of the indenture.

     The trustee will act as paying agent for the debt securities unless a different paying agent is identified in any prospectus supplement.

                      DESCRIPTION OF COMMON STOCK

     The following description summarizes the terms of the common stock that we may issue. Because the description below and in any prospectus supplement does not contain all of the information that you may find useful, you should read our Restated Certificate of Incorporation, our by-laws and our Rights Agreement for all of the terms of our common stock. See "Where You Can Find More Information" on pages 1 and 2 to find out how you can locate a copy of these documents.

     Our Restated Certificate of Incorporation provides that we have authority to issue 600,000,000 shares of our common stock, par value $0.01 per share. We also have authority to issue 10,000,000 shares of our preferred stock, par value $0.01 per share. We describe the preferred stock under the heading "Description of Preferred Stock" on pages 27 through 29.

TERMS OF THE COMMON STOCK

     On August 31, 2000, there were 104,603,990 shares of common stock issued and outstanding, 13,796,645 shares held as treasury shares, and 27,834,169 shares reserved for issuance under Solutia's stock option plans.

     VOTING RIGHTS. Each holder of shares of our common stock is entitled to attend all special and annual meetings of our stockholders. Except for any special voting rights of any series of preferred stock that we may issue in the future, the holders of our common stock have one vote for each share held on all matters voted upon by our stockholders, including the election of our directors. Holders of common stock may not cumulate their votes in elections of directors.

     DIVIDEND RIGHTS. Except for any preferential rights of holders of any preferred stock that may then be issued and outstanding, holders of our common stock are entitled to receive dividends when declared by our board of directors.

     LIQUIDATION RIGHTS. In the event of a liquidation, whether voluntary or involuntary, of Solutia, the holders of our common stock will be entitled to receive, pro rata according to the

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

number of shares held by each, all assets of Solutia remaining for distribution after payment to creditors and the holders of any issued and outstanding preferred stock of the full preferential amounts to which they are entitled.

     NO PREEMPTIVE RIGHTS OR RIGHT OF REDEMPTION. Holders of our common stock do not have preemptive rights to subscribe for and purchase any new or additional issue of common stock or securities convertible into common stock. Shares of our common stock are not subject to redemption.

     STOCK EXCHANGE LISTING AND TRANSFER AGENT. The outstanding shares of our common stock are listed on the New York Stock Exchange. The transfer agent and registrar of our common stock is the First Chicago Trust Division of EquiServe.

SHAREHOLDER RIGHTS PLAN

     We have had a shareholder rights plan in effect since we became an independent, publicly held company. Before September 1, 1997, the date upon which Monsanto distributed all of the outstanding shares of Solutia stock as a dividend to Monsanto's stockholders, our board of directors declared a dividend of one preferred stock purchase right on each share of our common stock issued in the distribution and authorized the issuance of one right for each share of common stock issued after September 1, 1997, until the earlier of the date the rights become exercisable and the termination date of the rights plan.

     The rights become exercisable ten days after a public announcement that a person or group has acquired beneficial ownership of 20% or more of Solutia's outstanding common stock, or ten business days (or such later date as determined by Solutia's board of directors) after the announcement of a tender or exchange offer, or an intention to commence a tender or exchange offer, that would result in beneficial ownership of 20% or more of Solutia's outstanding common stock. Before the rights become exercisable, the board of directors is generally authorized to reduce the 20% thresholds to not less than 10%.

     If the rights become exercisable, each right entitles the registered holder to purchase from Solutia one one-hundredth of a share of Series A Junior Participating Preferred Stock at a price of $125 per one one-hundredth of a share, subject to adjustment. In addition, upon the occurrence of certain events, and upon payment of the then current purchase price, the rights may "flip in" and entitle holders to buy Solutia common stock, or "flip over" and entitle holders to buy common stock in an acquiring entity, in such amount that the market value is equal to twice the then current purchase price. In addition, under certain conditions, Solutia's board of directors may, at its option, exchange part or all of the rights for shares of Solutia common stock at an exchange ratio of one share for every right.

     The rights are nonvoting and may be redeemed by Solutia for one cent per right at any time before they become exercisable. The rights expire September 1, 2007.

     Because this summary of the rights does not contain all of the information that you may find useful, you should read the Rights Agreement for all the terms applicable to the rights. See "Where You Can Find More Information" on pages 1 and 2 to find out how you can locate a copy of the Rights Agreement.

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PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

     Various provisions of the Delaware General Corporation Law and Solutia's Restated Certificate of Incorporation and by-laws, as well as the shareholder rights plan described on page 25, may make more difficult the acquisition of control of Solutia by means of a tender offer, open market purchases, a proxy fight or other means that are not approved by Solutia's board of directors. See "Where You Can Find More Information" on pages 1 and 2 to find out how you can locate a copy of these documents.

SHAREHOLDER RIGHTS PLAN AND BUSINESS COMBINATIONS UNDER DELAWARE LAW

     As described under "Shareholders Right Plan" on page 25, we have adopted a shareholder rights plan that has the effect of providing our stockholders with the right to purchase shares of our common stock, or securities of an acquiring company, at half the market price under certain circumstances involving a potential change in control of Solutia that has not been approved by our board of directors. In addition, the Delaware General Corporation Law provides that any beneficial owner of 15% or more of Solutia's voting stock is prohibited, without the prior approval of the board of directors, from entering into any business combination with Solutia for three years from the date that 15% ownership interest is acquired unless the combination otherwise satisfies Section 203 of the Delaware General Corporation Law.

CHARTER AND BY-LAW PROVISIONS

     The following provisions of our Restated Certificate of Incorporation and by-laws could have an antitakeover effect:

     CLASSIFIED BOARD OF DIRECTORS, VACANCIES, AND LIMITATIONS ON REMOVAL OF DIRECTORS. Our Restated Certificate of Incorporation classifies our board of directors into three classes and provides that, subject to any rights of the holders of preferred stock, only a majority of the board of directors then in office shall have the authority to fill any vacancies on our board of directors. Directors may be removed from office only with cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Solutia stock entitled to vote generally in the election of directors.

     NO WRITTEN CONSENT OR CALLING OF SPECIAL MEETINGS BY STOCKHOLDERS. Our Restated Certificate of Incorporation provides that any action required or permitted to be taken by our stockholders must be taken at a duly called annual or special meeting of our stockholders and explicitly prohibits stockholder action by written consent instead of a meeting. A vote of the holders of 80% of the voting power of the then outstanding shares of Solutia stock entitled to vote generally in the election of directors is required to amend these provisions. In addition, our by-laws provide that, subject to the rights of holders of preferred stock, only our chairman of the board, our president or our board of directors can call a special meeting.

     ADVANCE NOTICE PROVISION. Our by-laws provide for an advance notice procedure for the nomination, other than by our board of directors, of candidates for election as directors at an annual meeting of stockholders. Our by-laws also provide for an advance notice procedure for business, except for items of business included in our proxy statement, to be brought before an annual or special meeting of stockholders. Under these provisions, a stockholder must give us

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

written notice that complies with the specifications of our by-laws of an intention to nominate a director for election at an annual meeting or bring other business before an annual or special meeting. To be timely, we must generally receive this notice not less than 60 days nor more than 90 days before the meeting.

     ABILITY TO ISSUE PREFERRED AND COMMON STOCK. Our Restated Certificate of Incorporation authorizes our board of directors to establish series of preferred stock and to determine for each series the designation, powers, preferences and special rights of the shares of the series and the qualifications, limitations and restrictions on these powers, preferences and special rights. In addition, we have available for issuance authorized but unissued shares of common stock. The authorized shares of preferred and common stock could be issued without action by our stockholders unless their action was required by law or the rules of any stock exchange on which Solutia may be listed. Our board of directors could issue preferred stock in one or more transactions with terms that might make the acquisition of a controlling interest in Solutia more difficult or costly. Our board could also issue additional authorized shares of common stock to defend Solutia against a hostile takeover bid by diluting the stock ownership of a potential acquirer, or our board could use the authorized but unissued shares in a private placement with purchasers who might side with our board of directors in opposing a specific change of control.

     AMENDMENT OF CHARTER PROVISIONS AND BY-LAWS. The affirmative vote of the holders of at least 80% of our then-outstanding common stock would be required to amend the provisions of our Restated Certificate of Incorporation pertaining to classification of the board of directors, the number of directors, filling vacancies in the board of directors, removal of directors, and the requirement that stockholders can act only at annual or special meetings and not by written consent. In addition, the affirmative vote of at least 80% of our then-outstanding common stock would be required for our stockholders to adopt, amend or repeal any provision of our by-laws.

                     DESCRIPTION OF PREFERRED STOCK

     The following description summarizes the terms of the preferred stock that we may issue. The prospectus supplement for a particular series of preferred stock will describe the specific terms of that series. Because the description below and in any prospectus supplement does not contain all of the information you may find useful, you should read our Restated Certificate of Incorporation, the Certificate of Designations for the applicable series of preferred stock and our by-laws for all of the terms of the preferred stock. See "Where You Can Find More Information" on pages 1 and 2 to find out how you can locate a copy of these documents.

AUTHORITY OF THE BOARD TO ISSUE PREFERRED STOCK

     Our Restated Certificate of Incorporation authorizes our board of directors, from time to time and without further stockholder action, to provide for the issuance of up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series and for such consideration as the board may fix from time to time. The board has the authority to fix, before the issuance of any shares of preferred stock of a particular series, the designation, powers, preferences and special rights of the shares of the series and the qualifications, limitations and restrictions on those preferences and special rights. On the date of this prospectus, no shares of preferred stock were outstanding, but 1,600,000 shares of Series A Junior Participating Preferred

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

Stock, were authorized and reserved for issuance under the shareholder rights plan described on page 25.

     You should refer to the prospectus supplement relating to the class or series of preferred stock being offered for the specific terms of that class or series, including:

        * the title of the series and the number of shares in the series;

        * the price at which the preferred stock will be offered;

        * the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered shall cumulate;

        * the voting rights, if any, of the preferred stock being offered;

        * the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

        * the liquidation preference per share;

        * the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

        * the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable into debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

        * any listing of the preferred stock being offered on any securities exchange;

        * whether interests in the shares of the series will be represented by depositary shares;

        * a discussion of any material and/or special federal income tax considerations applicable to the preferred stock being offered;

        * the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of Solutia's affairs;

        * any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of Solutia's affairs; and

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        * any additional rights, preferences, qualifications,
          limitations and restrictions of the series.

     The preferred stock of each series will rank senior to the common stock and the Series A Junior Participating Preferred Stock in priority of payment of dividends, and in the distribution of assets in the event of any liquidation, dissolution or winding up of Solutia, to the extent of the preferential amounts to which the preferred stock of the respective series shall be entitled.

     Upon issuance, the shares of preferred stock will be fully paid and nonassessable. Holders of preferred stock will have no preemptive rights. Shares of preferred stock redeemed, converted or otherwise reacquired by Solutia will resume the status of authorized and unissued shares of preferred stock, undesignated as to series, and will be available for subsequent issuance.

     The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

                    DESCRIPTION OF DEPOSITARY SHARES

     We may elect to offer fractional interests in shares of preferred stock, rather than offer whole shares of preferred stock. If we choose to do this, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock.

     The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Unless otherwise provided by the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying the depositary shares, to all the rights and preferences of the preferred stock underlying the depositary shares including dividend, voting, redemption, conversion and liquidation rights.

     The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The depositary will distribute all cash dividends or other cash distributions received in respect of preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. The depositary shall distribute only an amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not

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so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

     If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock shall be made available to the holders of depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary's books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each share payable with respect to such series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon the redemption and any money, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder's depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action which the depositary may consider necessary in order to enable the depositary to vote the shares.

AMENDMENT AND TERMINATION OF DEPOSITARY AGREEMENT

     We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement.

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However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (1) all outstanding depositary shares issued under the agreement have been redeemed or (2) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

CHARGES OF DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and it has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

MISCELLANEOUS

     The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock. Neither the depositary nor Solutia will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Solutia and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the agreement and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents they believe to be genuine.

                        DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

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     The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

        * the title of the warrants;

        * the designation, amount and terms of the securities for which the warrants are exercisable;

        * the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

        * the price or prices at which the warrants will be issued;

        * the aggregate number of warrants;

        * any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

        * the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

        * if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

        * if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

        * any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

        * the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

        * the maximum or minimum number of warrants which may be exercised at any time; and

        * information with respect to book-entry procedures, if any.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificates, we will issue a new warrant certificate for the remaining warrants.

                          PLAN OF DISTRIBUTION

     We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers.

     We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

     If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

     One or more of the following underwriters may be involved in any at-the-market offering of equity securities by or on our behalf: Goldman, Sachs & Co., Salomon Smith Barney Inc., Chase Securities Inc., J.P. Morgan & Co. Incorporated, Bank One Capital Markets, Inc., Banc of America Securities LLC, and HSBC Securities (USA) Inc.

     We may also sell securities directly to one or more purchasers without using underwriters or agents.

     Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

     Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

     Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position.

Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

                   VALIDITY OF THE OFFERED SECURITIES

     The validity of the offered securities will be passed upon for us by Karl R. Barnickol, who is our Senior Vice President, General Counsel and Secretary. On August 31, 2000, Mr. Barnickol owned 127,515 shares of our common stock and options to purchase an additional 317,121 shares.

                               EXPERTS

     The consolidated financial statements and related consolidated financial statement schedules incorporated in this prospectus by reference from Solutia Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which reports express an unqualified opinion and include an explanatory paragraph relating to a change in a method of accounting in 1997), which are incorporated herein by reference and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Viking Resins Group Holdings B.V. and subsidiaries incorporated in this prospectus by reference from Solutia Inc.'s Form 8-K/A filed March 6, 2000, appearing in Exhibit 99.1, have been audited by Deloitte & Touche Accountants, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                PART II
                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table shows the costs and expenses we expect to pay, except for any underwriters' fees and expenses, in connection with the offered securities. All of the amounts are estimated except the SEC registration fee.

SEC Registration Fee                                           $158,500
Blue Sky and NASD Fees                                            5,000
Printing Expenses                                               100,000
Legal Fees and Expenses                                          40,000
Accounting Fees and Expenses                                     40,000
Transfer Agent and Registrar, Trustee and Depositary Fees        60,000
Rating Agency Fees                                              265,000
Miscellaneous Expenses                                           56,500
                                                               --------
Total                                                          $725,000
                                                               ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of
Delaware permits indemnification of directors, officers, employees and agents of corporations under specified conditions and subject to specified limitations.

     Article VIII of Solutia's Restated Certificate of Incorporation and Article VII of its by-laws provide for indemnification of any director or officer to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     In addition, Solutia maintains directors' and officers' liability insurance for the benefit of its directors and officers.

     The form of Underwriting Agreement included as an exhibit to this registration statement provides for indemnification of directors and officers of Solutia against certain liabilities.

ITEM 16.  EXHIBITS.

     A list of exhibits is set forth in the Exhibit Index appearing elsewhere in this Registration Statement and is incorporated by reference.

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) pursuant to the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust
Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis and State of Missouri on the 18th day of September, 2000.


                                    SOLUTIA INC.



                                    By: /s/ Robert A. Clausen
                                       ---------------------------------
                                       Robert A. Clausen
                                       Senior Vice President
                                       and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                          Title                                Date
        ---------                          -----                                ----

           <F*>            Chairman, President, Chief Executive         September 18, 2000
------------------------   Officer and Director (Principal
   John C. Hunter III      Executive Officer)


  /s/ Robert A. Clausen    Senior Vice President and Chief              September 18, 2000
------------------------   Financial Officer (Principal Financial
    Robert A. Clausen      Officer)

   /s/ J. M. Sullivan      Vice President and Controller                September 18, 2000
------------------------   (Principal Accounting Officer)
    James M. Sullivan

           <F*>            Vice Chairman, Chief Operating               September 18, 2000
------------------------   Officer and Director
    Michael E. Miller

           <F*>            Director                                     September 18, 2000
------------------------
    Robert T. Blakely

           <F*>            Director                                     September 18, 2000
------------------------
    Paul H. Hatfield

           <F*>            Director                                     September 18, 2000
------------------------
   Robert H. Jenkins

           <F*>            Director                                     September 18, 2000
------------------------
   Frank A. Metz, Jr.

                                 II - 4


           <F*>            Director                                     September 18, 2000
-----------------------
   J. Patrick Mulcahy

           <F*>            Director                                     September 18, 2000
------------------------
    Robert G. Potter

           <F*>            Director                                     September 18, 2000
------------------------
 William D. Ruckelshaus

           <F*>            Director                                     September 18, 2000
------------------------
   John B. Slaughter

     <F*> Karl R. Barnickol, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been filed as an Exhibit to this Registration Statement.

/s/ Karl R. Barnickol
-------------------------
Karl R. Barnickol
(Attorney-in-Fact)

                              EXHIBIT INDEX

EXHIBIT NUMBER                          DESCRIPTION
--------------                          -----------

1              Form of Underwriting Agreement (for debt securities)

2              Not Applicable

4.1 Restated Certificate of Incorporation of Solutia Inc. as of October 28, 1997 (incorporated by reference to Exhibit 3(a) of Solutia Inc.'s Registration Statement on Form S-1 (333-36355) filed on September 25, 1997

4.2 By-Laws of Solutia Inc. (incorporated by reference to Exhibit 3(b)of Solutia Inc.'s Form 10-Q for the quarter ended March 31,
               1999)

4.3 Rights Agreement (incorporated by reference to Exhibit 4 of Solutia Inc.'s Registration Statement on Form 10 filed on August 7, 1997)

4.4 Form of Indenture dated as of [______] between Solutia Inc. and The Chase Manhattan Bank as Trustee, providing for Issuance of Senior Debt Securities in Series

4.5 Form of Indenture dated as of [______] between Solutia Inc. and [________] as Trustee, providing for Issuance of Subordinated Debt Securities in Series

4.6<F*> Form of Deposit Agreement dated as of [_______] between Solutia Inc., [__________] and the Holders from Time to Time of the Depositary Shares Described Therein

4.7<F*> Form of Certificate of Designations of the [___]% Series [___] [Convertible] Preferred Stock (Par Value $.01 Per Share) of Solutia Inc.

4.8<F*>        Form of Warrant Agreement between Solutia Inc. and
               [__________], as Warrant Agent

5              Opinion of Karl R. Barnickol, Esq.

8              Not Applicable

12             Computation of Ratio of Earnings to Fixed Charges

15             Not Applicable

23.1           Consent of Deloitte & Touche LLP

23.2           Consent of Deloitte & Touche Accountants

23.3           Consent of Karl R. Barnickol, Esq. (included in Exhibit 5)

24             Powers of Attorney

25.1 Statement of Eligibility on Form T-1 of The Chase Manhattan Bank, as trustee under the Indenture providing for the issuance of the senior debt securities

25.2<F*> Statement of Eligibility on Form T-1 of the trustee under the Indenture providing for the issuance of the subordinated debt securities

26             Not Applicable

27             Not Applicable

99             Not Applicable

[FN]
----------------------------
<F*>    To be filed, if necessary, after the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.